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EXHIBIT 99.11

Accountant's Consent
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                                                                      EXHIBIT 11

DELOITTE & TOUCHE LLP

Suite 1200                          Telephone: (714) 436-7100
695 Town Center Drive               Facsimile: (714) 436-7200
Costa Mesa, California  92626-1924

CONSENT OF INDEPENDENT AUDITORS

Pacific Select Fund:

    We hereby consent to the use in Post-Effective Amendment No. 19 to Registration Statement No. 33-13954 on Form N-1A of our report dated February 14, 1997 related to the financial statements of Pacific Select Fund as of and for the period ended December 31, 1996 incorporated by reference in such Registration Statement and to the references to us under the heading "Condensed Financial Information" appearing in the Prospectus of Pacific Select Fund and under the headings, "Financial Statements" and "Independent Auditors" in the Statement of Additional Information, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
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April 24, 1997

DELOITTE TOUCHE
TOHMATSU
INTERNATIONAL